Exhibit (g)(2)(m)

The MainStay Group of Funds

August 30, 2017

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Delegation Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised of the following changes to the MainStay Group of Funds. These changes are reflected in the attached revised Appendix A to the Agreement.

Type of change	Fund name	New Fund name, if applicable	Date of change
New Fund	MainStay VP Indexed Bond Portfolio	_____________________	May 1, 2017
Name Change	MainStay VP Janus Balanced Portfolio	MainStay VP Janus Henderson Balanced Portfolio	June 5, 2017

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the MainStay Funds and retaining one for your records.

Sincerely,

MainStay VP Funds Trust

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: June 5, 2017

Appendix A

to the

Amended and Restated Master Delegation Agreement

(as of June 5, 2017)

Fund	Portfolio

The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund
MainStay Emerging Markets Debt Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund
MainStay Large Cap Growth Fund
MainStay MAP Equity Fund
MainStay Money Market Fund

MainStay Tax Free Bond Fund

MainStay Unconstrained Bond Fund

MainStay VP Funds Trust

MainStay VP Absolute Return Multi-Strategy Portfolio

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio

MainStay VP Cornerstone Growth Portfolio

MainStay VP Cushing Renaissance Advantage Portfolio

MainStay VP Eagle Small Cap Growth Portfolio

MainStay VP Emerging Markets Equity Portfolio

MainStay VP Epoch U.S. Equity Yield Portfolio

MainStay VP Epoch U.S. Small Cap Portfolio

MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio

MainStay VP High Yield Corporate Bond Portfolio

MainStay VP Income Builder Portfolio

MainStay VP Indexed Bond Portfolio
MainStay VP International Equity Portfolio

MainStay VP Janus Henderson Balanced Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP MFS® Utilities Portfolio

MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP PIMCO Real Return Portfolio

MainStay VP S&P 500 Index Portfolio
MainStay VP Small Cap Core Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP Unconstrained Bond Portfolio

MainStay VP U.S. Government Money Market Portfolio

MainStay VP VanEck Global Hard Assets Portfolio

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MainStay Funds Trust

MainStay Absolute Return Multi-Strategy Fund

MainStay Balanced Fund

MainStay California Tax Free Opportunities Fund

MainStay Conservative Allocation Fund
MainStay Cornerstone Growth Fund

MainStay Emerging Markets Equity Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch International Small Cap Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Epoch U.S. Small Cap Fund

MainStay Floating Rate Fund
MainStay Growth Allocation Fund

MainStay High Yield Municipal Bond Fund

MainStay Indexed Bond Fund
MainStay International Opportunities Fund

MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay New York Tax Free Opportunities Fund

MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund

MainStay Retirement 2060 Fund

MainStay S&P 500 Index Fund

MainStay Short Duration High Yield Fund

MainStay Tax Advantaged Short Term Bond Fund
MainStay Total Return Bond Fund

MainStay U.S. Equity Opportunities Fund

MainStay DefinedTerm Municipal Opportunities Fund

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